UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2025

Lord Abbett Private Credit Fund

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01764	93-4670837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Street Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 522-2388

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Company’s Portfolio:

As of December 31, 2024, the Company had made loans to 22 portfolio companies and held one equity investment in a joint venture (as described below), with an aggregate commitment amount of approximately $687 million and par value of approximately $478 million, which consisted of 93% first lien debt investments and 7% equity investments, based on par value or in the case of equity investments, cost. As of December 31, 2024, 100% of the debt investments, based on par value, in the Company’s portfolio were at floating rates. As of December 31, 2024, 100% of the Company’s total loan commitments were in private senior secured loans. The following table presents information concerning portfolio companies to which the Company has made loans.

Portfolio Company Metrics(1):
Median 12-month EBITDA:	$71 million
Weighted average net leverage:	4.6x(2)(3)
Weighted average loan to value:	40%(2)(4)
Weighted average interest coverage:	2.1x(2)(5)
Weighted average yield on debt investments, at cost:	10.3%(6)

(1)	Amounts were derived from the most recently available financial statements provided by portfolio companies which have not been independently verified by us and may reflect a normalized or adjusted amount. Such amounts have not been independently estimated by us, and accordingly, we take no responsibility for such numbers and make no representation or warranty in respect of this information.

(2)	Weighted average metrics are calculated as a percentage of funded par value of debt investments.

(3)	Net leverage is the ratio of total senior debt minus cash divided by EBITDA and taking into account leverage through the tranche to which the Company is a lender.

(4)	Calculated using total senior debt minus cash divided by total enterprise value estimated by the private equity sponsor or market comparables.

(5)	Interest coverage for a particular portfolio company is calculated by taking EBITDA and dividing by annualized latest reported interest expense.

(6)	Computed as (a) the annual stated spread, plus reference rate, as applicable, plus the annual accretion of discounts, plus the annual unused fees, as applicable on debt securities divided by (b) total debt investments at par value included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented herein.

During the period from October 1, 2024 through December 31, 2024, the Company had new investment commitments of approximately $311 million, 100% of which were private senior secured loans and one equity investment in a joint venture (as described below).

The table below shows the Company’s investment activity during the period October 1, 2024 through December 31, 2024. Amounts shown for commitment amount and par value (or in the case of equity investments, cost) are as of December 31, 2024:

Issuer	Commitment Amount ($ in millions)	Par Amount ($ in millions)
Applied Aerospace Structures Corp.	$62.40	$39.96
Kravet	34.87	29.59
Clearwave Fiber	12.00	6.44
Flourish Research	28.00	16.81
RJW Logistics Group, Inc	38.07	34.63
Qualus Power Services Corp	25.00	-
Sparkstone Electrical Group	75.00	46.88
Ambient Enterprises Holdco LLC,	2.50	2.07
Other(1)	33.22	33.22
Total	$311.06	$209.60

(1)	“Other” represents the Company’s position in a joint venture with Stifel Bank & Trust called SBLA Private Credit LLC, which holds a portfolio of loans to underlying borrowers.

Distribution:

On December 26, 2024, the Company declared and paid a distribution to shareholders of record in the amount of $0.69 per share, representing an annualized distribution yield of approximately 12.7%.

Annualized distribution yield is calculated by dividing the declared distribution by the prior quarter’s net asset value adjusted for any share issuances during the quarter and annualizing over four quarterly periods.

Final results related to all of the above information and other information may differ materially as a result of the completion of the Company’s financial closing procedures, which will occur between the date hereof and the completion of the financial statements and the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORD ABBETT PRIVATE CREDIT FUND

Date: January 10, 2025	By:	/s/ Salvatore Dona
	Name:	Salvatore Dona
	Title:	Chief Financial Officer